Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333‑184223, 333-192345, and 333-225548) of Sound Financial Bancorp, Inc. (the “Company”) of our report dated March 18, 2026, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Everett, Washington
March 18, 2026